Exhibit 99.1

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2025

(With Independent Auditors’ Report Thereon)

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Table of Contents

Page(s)

Independent Auditors’ Report	1–2

Consolidated Financial Statements:

Consolidated Balance Sheet	3–4

Consolidated Statement of Operations	5

Consolidated Statement of Changes in Stockholders’ Deficit	6

Consolidated Statement of Cash Flows	7–8

Notes to Consolidated Financial Statements	9–37

Independent Auditors’ Report

The Board of Directors

Kodiak Building Partners Inc.:

Opinion

We have audited the consolidated financial statements of Kodiak Building Partners Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2025, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company has changed its methods of accounting related to goodwill amortization and the discount rate used in calculating lease liabilities and right of use assets. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Denver, Colorado

February 18, 2026

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2025

December 31,
2025
Assets
Current assets:
Cash	$20,860,885
Accounts receivable, net of allowance for credit losses of $7,198,170	195,059,943
Vendor rebates receivable	12,102,653
Inventory, net	187,216,703
Prepaid and other assets	21,891,945
Income taxes receivable	10,346,975
Total current assets	447,479,104
Noncurrent assets:
Property and equipment, net	140,443,509
Operating lease right-of-use assets	166,725,885
Intangible assets, net	111,470,707
Goodwill	249,746,447
Deferred income taxes, net	14,460,899
Other noncurrent assets	4,352,466
Total noncurrent assets	687,199,913
Total assets	$1,134,679,017

See accompanying notes to consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2025

December 31,
2025
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$100,461,074
Accrued expenses	82,675,881
Customer deposits	7,743,075
Income taxes payable	1,535,509
Current portion of long-term debt	18,485,524
Total current liabilities	210,901,063
Long-term liabilities:
Long-term debt	1,462,829,032
Operating lease liabilities	149,745,192
Contingent consideration	130,000
Total long-term liabilities	1,612,704,224
Total liabilities	1,823,605,287
Stockholders’ deficit:
Convertible class L common stock, $0.01 par value, 18,800 shares authorized; 15,595 shares issued and outstanding	156
Class A common stock, $0.01 par value, 1,481 shares authorized; 1,030 shares issued and outstanding	10
Additional paid-in capital	188,252,949
Accumulated deficit	(877,179,385)
Total stockholders’ deficit	(688,926,270)
Total liabilities and stockholders’ deficit	$1,134,679,017

See accompanying notes to consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Consolidated Statement of Operations

For the year ended December 31, 2025

December 31,
2025
Revenue	$2,337,815,037
Cost of revenue	1,664,414,853
Gross margin	673,400,184
Operating expenses:
Salaries and wages	263,393,100
Selling, general, and administrative expenses	106,562,453
Depreciation and amortization	66,472,154
Taxes and benefits	62,470,267
Rent	39,529,447
Change in fair value of contingent consideration	(1,476,000)
Strategic development expenses	13,477,064
Gain on disposal of assets	(795,091)
Total operating expenses	549,633,394
Income from operations	123,766,790
Other income (expense):
Interest expense	(126,483,714)
Other income	4,306,165
Total other income (expense)	(122,177,549)
Income from continuing operations before income taxes	1,589,241
Income tax expense	(2,181,221)
Loss from continuing operations	(591,980)
Discontinued operations (Note 3):
Income from discontinued operations, including gain on sale of $67,579,837, net of tax	70,823,747
Income tax expense	(769,578)
Income from discontinued operations	70,054,169
Net income	$69,462,189

See accompanying notes to consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders’ Deficit

For the year ended December 31, 2025

					Additional		Total
	Class L Common stock		Class A Common stock		paid-in	Accumulated	stockholders’
	Shares	Amount	Shares	Amount	capital	deficit	deficit
Balance – January 1, 2025	15,595	156	1,024	10	187,724,073	(946,641,574)	(758,917,335)
Issuance of common stock	—	—	6	—	30,806	—	30,806
Stock compensation	—	—	—	—	498,070	—	498,070
Net income	—	—	—	—	—	69,462,189	69,462,189
Balance – December 31, 2025	15,595	$156	1,030	$10	$188,252,949	$(877,179,385)	$(688,926,270)

See accompanying notes to consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the year ended December 31, 2025

December 31,
2025
Cash flows from operating activities:
Net income	$69,462,189
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(70,054,169)
Provision for credit losses	(1,568,516)
Depreciation	37,409,291
Gain on disposal of assets	(795,091)
Reduction in the carrying amount of operating lease right-of-use assets	26,479,431
Amortization of intangible assets	29,062,863
Amortization of debt issuance costs	3,536,479
Loss on extinguishment of debt	1,644,909
Change in value of contingent consideration	(1,476,000)
Payments of contingent consideration	(724,166)
Stock compensation	498,070
Deferred taxes	(17,461,745)
Changes in operating assets and liabilities:
Accounts receivable	26,035,717
Vendor rebates receivable	(2,379,006)
Inventory	8,975,407
Prepaid and other assets	(8,100,039)
Other noncurrent assets	(65,940)
Accounts payable	(7,515,845)
Accrued expenses and other liabilities	(10,277,793)
Income taxes payable/receivable	6,543,609
Operating lease liabilities	(24,628,590)
Customer deposits	202,375
Net cash provided by operating activities of continuing operations	64,803,440
Net cash provided by operating activities of discontinued operations	11,046,260
Net cash provided by operating activities	75,849,700
Cash flows from investing activities:
Purchases of property and equipment	(31,838,189)
Proceeds from the disposal of fixed assets	2,231,915
Cash paid for acquisitions, net of cash acquired	(48,064,266)
Net cash used in investing activities of continuing operations	(77,670,540)
Net cash provided by investing activities of discontinued operations	152,352,515
Net cash provided by investing activities	74,681,975
Cash flows from financing activities:
Borrowings under ABL revolver	170,000,000
Repayments under ABL revolver	(170,000,000)
Payments on notes payable	(68,553)
Payments on 2031 term loan	(153,200,000)
Payments on finance lease obligations	(2,239,880)
Payments of contingent consideration	(924,000)
Issuance of Class A common stock	30,806
Net cash used in financing activities of continuing operations	(156,401,627)
Net cash used in financing activities of discontinued operations	(10,004)
Net cash used in financing activities	(156,411,631)
Net decrease in cash	(5,879,956)
Cash – beginning of period	26,740,841
Cash – end of period	$20,860,885

See accompanying notes to consolidated financial statements.

(Continued)

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

For the year ended December 31, 2025

Supplemental disclosure of cash flow information and noncash activity:

Cash paid for income taxes during the year ended December 31, 2025 was $29,565,809.

Cash paid for interest during the year ended December 31, 2025 was $131,583,768.

During the year ended December 31, 2025, the Company financed $3,088,142 of property and equipment additions through finance leases.

During the year ended December 31, 2025, the Company obtained $27,461,334 of right-of-use lease assets in exchange for operating lease liabilities, including amounts added to the carrying amount of right-of use lease assets resulting from lease modifications and reassessments.

See accompanying notes to consolidated financial statements.

(1)	Description of Business

Kodiak Building Partners Inc. (“Kodiak” or the “Company”) was incorporated in the state of Delaware in October 2017. Kodiak is a construction services and building products distribution company that manages over 110 facilities across the U.S. and operates through a decentralized, local brand business model. Products and services offered by Kodiak -owned businesses include:

(a)	Construction Supplies

Construction supplies businesses distribute, fabricate, and erect steel, concrete, and related materials to commercial and residential builders.

(b)	Lumber and Building Materials

Lumber and building materials businesses distribute stock and fabricated building materials (lumber, millwork, gypsum, steel framing, roofing, trusses, hardware, cabinets, windows, and doors) to commercial and residential builders and work with architects, builders, contractors, developers, and property management companies to provide turn-key solutions on single-building to multiple-building projects. Additionally, retail centers are attached to certain lumber yards where product is sold directly to walk-in customers.

(c)	Gypsum

Gypsum businesses distribute wallboard and associated accessories, including steel studs and track, lath and plaster, insulation, stucco and exterior insulation and finish, trim, fasteners, and screws to commercial and residential builders.

(d)	Kitchen and Interiors

Prior to disposal, kitchen and interiors businesses distributed and installed appliances, cabinets, countertops, fixtures, and floor coverings to home builders, remodelers, and homeowners. The kitchen and interiors businesses were operated by the Company until the July 8, 2025 sale of the Company’s 100% equity interests in Kodiak Interiors Group LLC, which operated the kitchen and interiors businesses (Note 3).

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These accompanying consolidated financial statements have been prepared for inclusion in QXO, Inc.’s filing with the Securities and Exchange Commission in connection with its anticipated acquisition of the Company (Note 19). Accordingly, the accompanying consolidated financial statements have been prepared in accordance with accounting principles generally applicable to public business entities and do not reflect certain accounting alternatives available solely to private companies.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The Company’s historical financial statements issued for other purposes utilized certain private company accounting alternatives not available to public business entities as follows:

(i)	The Company’s historical financial statements reflected accounting policy elections to amortize goodwill over a period of ten years and to test goodwill for impairment at the entity level. Goodwill is not subject to amortization in the accompanying consolidated financial statements and was tested for impairment at the reporting unit level.

(ii)	The Company’s historical financial statements reflected an accounting policy election to measure all lease liabilities and corresponding right-of-use assets by applying a risk-free discount rate when the rate implicit in the lease was not readily determinable. The accompanying consolidated financial statements reflect the measurement of leases using a discount rate based on the Company’s incremental borrowing rate for such leases.

The effects of these differences have been applied retrospectively. The impact on the Company’s consolidated balance sheet at January 1, 2025 is as follows:

	As Previously
	Reported	Adjustments	As Presented
Operating lease right-of-use assets	$224,175,541	(20,349,769)	$203,825,772
Goodwill	144,064,369	115,393,735	259,458,104
Operating lease liabilities	233,581,534	(20,185,001)	213,396,533
Deferred income taxes, net	21,352,250	(17,725,088)	3,627,162
Accumulated deficit	1,044,145,453	(97,503,879)	946,641,574

(b)	Principles of Consolidation

The consolidated financial statements of the Company include the accounts and operating activities of Kodiak and its indirect wholly owned subsidiaries, Kodiak BP, LLC (“KBP”) and American Builders Supply, Inc. (“ABS”), and their wholly owned subsidiaries as of and for the year ended December 31, 2025. All intercompany accounts and transactions have been eliminated.

The Company holds no other operations, cash flows, material assets or liabilities other than its equity interests in Kodiak Guarantor Inc. Kodiak Guarantor Inc. holds no other operations, cash flows, material assets or liabilities other than its equity interests in Kodiak Finance Inc. Kodiak Finance Inc. holds no other operations, cash flows, material assets or liabilities other than its equity interests in KBP and ABS.

(c)	Discontinued Operations

When the Company has disposed of, or classified as held for sale, a business component that represents a strategic shift with significant effect on the Company’s operations and financial results, it classifies that business component as a discontinued operation. A gain or loss on disposal of the discontinued operation is recognized upon final disposal.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(d)	Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the banks with which it maintains its cash balances. The Company had no cash equivalents at December 31, 2025. Periodically, the Company has maintained balances in its operating accounts in excess of federally insured limits.

(e)	Financing Receivables

The Company’s customer mix is a balance of national, regional, and local homebuilders, multi-family homebuilders, repair and remodeling contractors, and other construction contractors. The Company extends unsecured credit to qualifying customers in the ordinary course of business but mitigates the associated credit risk by performing routine credit checks, monitoring the financial condition of customers, and actively pursuing past due accounts. Although the Company requires no collateral from its customers, it does typically retain lien rights in case of nonpayment and frequently obtains personal guarantees from prospective buyers. Past-due receivables are determined based on contractual terms.

Retainage receivables represent the amount retained by the Company’s customers to ensure the quality of the goods and services provided prior to full payment.

Arrangements with certain suppliers provide for rebates of specified amounts of consideration based on inventory purchase levels. The Company accrues vendor rebates receivable when amounts are reasonably estimable and probable of achievement based on actual purchase volumes. Estimated rebates are accounted for as a reduction of the price of the purchased inventory until such time as it is sold, at which time rebates reduce cost of revenue.

Financing receivables are measured at cost. Interest income earned on past-due receivables is included in other income in the accompanying consolidated statement of operations.

The allowance for credit losses represents the Company’s estimate of amounts, reviewed monthly, that may become uncollectible in the future, which considers historical experience, overall portfolio quality, current and forecasted economic conditions that may affect customer ability to pay, any receivables in dispute, and other relevant factors. The Company expenses uncollectible amounts when it becomes probable, based upon counterparty facts and circumstances, that such amounts will not be collected.

(f)	Concentrations of Credit Risk

The Company grants credit to customers located throughout the United States with a concentration in the states of Illinois and Florida. Substantially all of the Company’s trade accounts receivable are with residential and commercial construction contractor counterparties. To determine customer eligibility for extension of credit terms, the Company performs ongoing credit evaluations of existing and potential customers’ creditworthiness. As of and for the year ended December 31, 2025, no single customer accounted for greater than 10% of total accounts receivable or revenue.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(g)	Inventory

Inventory consists principally of materials purchased for resale, including steel, lumber, gypsum, windows, doors and millwork, other building products, and manufactured products. Inventory is valued at the lower of cost or net realizable value, with cost determined using the weighted average method. Costs included in inventory consist of materials including inbound shipping, labor, and manufacturing overhead that relate to the purchase and manufacture of inventory. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal, and transportation.

(h)	Prepaid and Other Assets

Prepaid expenses consist primarily of prepaid insurance and other expenses paid in advance.

(i)	Property and Equipment

Property and equipment are initially recorded at cost or, if acquired as part of a business combination, at fair value as of the acquisition date. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets. Estimated useful lives of fixed assets are evaluated on an ongoing basis. Major additions or improvements to existing assets are capitalized, while maintenance and repairs that do not improve or extend the life of the respective assets are expensed.

(j)	Goodwill and Intangible Assets

Goodwill represents the excess of purchase consideration and the fair value of liabilities assumed over the fair value of assets acquired in business acquisitions. Goodwill is tested for impairment on an annual basis on December 31 and when events and circumstances indicate that the fair value of a reporting unit may be below its carrying amount.

When events and circumstances indicate that the fair value of a reporting unit may be below its carrying amount, the Company has the option to first assess qualitative factors to determine whether a quantitative impairment test is necessary. If the qualitative assessment determines that it is more likely than not that goodwill is not impaired, further testing is unnecessary. If the qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company then performs a quantitative test to compare the reporting unit’s fair value with its carrying amount, including goodwill. The Company did not recognize any goodwill impairment during the year ended December 31, 2025.

Intangible assets include customer relationships, trade names, and noncompete agreements. Intangible assets are amortized using the straight-line method over their estimated useful lives ranging from 5 to 10 years.

(k)	Long-Lived Assets

The Company reviews its long-lived- assets to be held and used by the Company, including finite-lived- intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Impairment, which is measured based upon the estimated fair value of the asset, is recorded when estimated undiscounted cash flows expected to be generated by the asset are insufficient to recover its net carrying value. No long-lived assets were impaired during the year ended December 31, 2025.

(l)	Revenue Recognition

The Company recognizes revenue as performance obligations are satisfied by transferring control of promised goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company generally classifies revenue into two types: distribution and construction services.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Distribution sales typically consist of the sale or resale of construction materials. Distribution contracts frequently include multiple performance obligations and are generally completed in less than one year. The contract transaction price is allocated on a relative basis to each distinct performance obligation using the Company’s best estimate of the stand-alone selling price for each distinct good or service in the contract. The Company estimates stand-alone selling price both using the adjusted market assessment approach and the expected cost-plus-margin approach under which the Company identifies market-based pricing information or forecasts expected costs of satisfying a performance obligation and then adjusts prices as necessary to reflect an appropriate margin for that distinct good or service. The Company also provides install services related to some goods sold through the distribution channel. Such services are not complex in nature and are generally completed on the same day as the delivery such that the product and installation service are practically treated as a single performance obligation satisfied at a point in time.

The Company recognizes revenue for distribution performance obligations satisfied at a point in time when control passes to the customer, which is generally based on shipping terms when title and risks and rewards of ownership pass to the customer. The Company also considers customer acceptance provisions as contracts may include installation, testing, or other acceptance provisions. When contractual terms include a provision for customer acceptance, the Company considers whether it has previously demonstrated that the product meets the specified criteria based on either seller or customer-specified objective criteria in assessing whether control has passed to the customer prior to customer acceptance. Shipping and handling activities are accounted for as activities to fulfill a promise to transfer a product to a customer. As such, shipping and handling activities are not evaluated as a separate performance obligation. Shipping and handling costs are recorded as cost of revenue when control of the transferred product is transferred to the customer.

Construction services revenue typically comprises contracts with a significant service element for the turn-key construction of a significant portion of a construction project. The majority of construction services contracts are completed in less than one year, and contract terms typically do not exceed three years. Construction services contracts generally consist of a single combined performance obligation for which revenue is recognized over time because the work is performed at the customer’s site, and the customer controls the asset as it is being created. The Company has determined that a cost-to-cost input measure best depicts progress toward complete satisfaction of construction services performance obligations. Contract costs include all direct material, labor, and indirect costs related to contract performance, and are recognized as incurred. The use of estimated costs to complete contracts is a significant variable in the process of measuring recognized revenue that requires the application of judgment. Estimates can change throughout the duration of the contract term based on dynamics such as contract modifications, labor productivity and availability, complexity of the work, cost and availability of materials, sub-tier contractor performance, and other environmental factors.

The Company’s contracts generally contain warranty provisions covering materials, design, or workmanship defects typically for a period not exceeding two years after project completion. Historically, the Company has not incurred material costs for warranties. Such assurance type- warranties do not represent a separate performance obligation and, as such, do not impact the timing or extent of revenue recognition. Warranty fulfillment costs were not material to the Company’s consolidated results of operations during the year ended December 31, 2025.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The Company’s revenue consisted of the following for the year ended December 31, 2025:

Over time	$416,061,329
Point in time	1,921,753,708
Total	$2,337,815,037

The transaction price generally includes a significant fixed price- component and may include variable consideration, such as changes in the transaction price for unapproved change orders, variable unit prices, penalties and damages, returns, and prompt payment discounts. Return rights are generally limited to stock inventory on distribution contracts and do not exceed 10 days. The Company most often estimates variable consideration at the expected value considering all information (historical, current, and forecasted) that is reasonably available and utilizing estimation methods that consider contractual terms, susceptibility to factors outside of the Company’s control, customer approval, supporting documentation, predictive historical experience, the anticipated time to resolve the uncertainty, and the magnitude of any potential future revenue reversals. The Company includes variable consideration in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is resolved. The effect of variable consideration on the transaction price is recognized as an adjustment to revenue on a cumulative catch-up basis. The Company excludes taxes assessed by and collected on behalf of government authorities from the transaction price.

Distribution contracts may require payment in full or a significant deposit at the time of a customer order. Qualifying distribution customers may also be extended credit and are generally invoiced at delivery. Billing on construction services contracts occurs primarily on a monthly basis throughout the contract period whereby the Company submits invoices for customer payment based on project costs incurred during the billing period. Payment terms generally do not exceed 60 days.

Generally, construction services contracts and some customized materials distribution contracts provide for the customer to withhold a stated percentage of invoiced amounts, which will be subsequently paid after satisfactory completion of the project. Retainage is presented as a component of accounts receivable classified as current or long-term assets based primarily on the expected time to project completion.

The Company’s contracts are subject to modification to account for changes in contract specifications and requirements. Contract modifications exist when a change to the contract either creates new, or changes the existing, enforceable rights and obligations. Contract modifications are treated either as a separate contract or as a continuation of the existing contract. Distribution contract modifications for the addition of distinct goods and services are generally priced at the applicable relative stand-alone selling price and are accounted for as a new contract. Distribution contracts may also be modified for additional shipments that are not distinct performance obligations, resulting in the termination of the existing contract and the creation of a new contract, including the additional consideration accounted for on a prospective basis. Construction services contract modifications are generally for goods or services that are not distinct from the existing contract due to the significant integration service provided in the context of the contract and are accounted for as a part of the existing contract on a cumulative catch-up basis.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The Company sometimes purchases goods for resale and uses third parties in fulfilling performance obligations, most frequently for the shipment of construction materials to customers and for subcontract labor. The Company controls such goods and services prior to transfer of control of the customer, is primarily responsible for fulfillment of the related performance obligations, is responsible for customer satisfaction, and exercises pricing discretion such that the Company is the principal in the arrangements. As such, the related revenue and costs are presented gross in the consolidated statement of operations.

The timing of revenue recognition, invoicing, and cash collections results in recognition of contract assets and contract liabilities. Contract assets generally consist of unbilled accounts receivable and were not material at December 31, 2025. Contract liabilities consist primarily of customer deposits. Changes in contract liabilities during the year ended December 31, 2025 were primarily based on underlying changes in sales volume and prices. Substantially all of the contract liability balance at January 1, 2025 was recognized as revenue during the year ended December 31, 2025. Contract liabilities are reflected as customer deposits on the accompanying consolidated balance sheet and were $7,540,700 at January 1, 2025.

Incremental costs of obtaining contracts, primarily sales commissions, are expensed when incurred as the amortization period is less than one year. Sales commissions are a component of salaries and wages in the accompanying consolidated statement of operations.

Other income primarily comprises net proceeds from the sale of metal scrap, homebuilder credits, and other miscellaneous operating activities.

(m)	Contingent Consideration

Contingent consideration estimates are revalued at each reporting period with changes in fair value that are not measurement period adjustments recorded in the consolidated statement of operations. Changes to contingent consideration liabilities may result from adjustments to the discount rate, changes in the assumptions regarding probability of successful achievement of related contractual provisions, and the estimated timing at which provision targets are expected to be achieved.

(n)	Leases

The Company is a lessee in various noncancellable operating leases, primarily for real estate, and finance leases, primarily for office equipment, field equipment, and vehicles. The Company determines if an arrangement is or contains a lease at contract inception.

The Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date. For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. For finance leases, the lease liability is initially measured in the same manner as for operating leases and is subsequently measured at amortized cost using the effective-interest method.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Lease guidance requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate.

Key estimates and judgments include determination of the lease term and allocation of transaction price.

The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

Lease payments included in the measurement of the lease liability are comprised of the following: 1) fixed payments, including in-substance fixed payments, owed over the lease term (inclusive of termination penalties the Company would owe if the lease term assumes Company exercise of a termination option); 2) variable lease payments that depend on an index or rate, initially measured using the index or rate at lease commencement; 3) amounts expected to be payable under a Company-provided residual value guarantee; and 4) the exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

The ROU asset is initially measured at cost, determined by reference to the initial amount of the lease liability adjusted for lease payments made at or before lease commencement, plus any initial direct costs incurred less any lease incentives received.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus unamortized initial direct costs; plus or minus any prepaid or accrued lease payments, respectively; less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

For finance leases, the ROU asset is subsequently amortized using the straight-line method from the lease commencement date to the earlier of the end of its useful life or the end of the lease term unless the lease transfers ownership of the underlying asset to the Company or the Company is reasonably certain to exercise an option to purchase the underlying asset. In those cases, the ROU asset is amortized over the useful life of the underlying asset. Amortization of the ROU asset is recognized and presented separately from interest expense on the lease liability.

The Company applies the long-lived asset impairment model to its operating and finance lease ROU assets.

Variable lease payments are recognized based on when the event, activity, or circumstance in the lease agreement on which those payments are assessed occurs. Variable lease payments are presented as rent in the Company’s consolidated statement of operations.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the ROU asset unless doing so would reduce the carrying amount of the ROU asset to less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in income or loss.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Operating lease ROU assets are presented as operating lease right-of-use assets on the consolidated balance sheet. The current portion of operating lease liabilities is included in accrued expenses, and the long-term portion is presented separately as operating lease liabilities on the consolidated balance sheet. Finance lease ROU assets are included in property and equipment, net. The current and long-term portions of finance lease liabilities are included in current portion of long-term debt and long-term debt, respectively, on the consolidated balance sheet.

Certain of the Company’s lease arrangements contain lease and non-lease components. The Company has elected to account for non-lease components as a part of the related lease components for all leases. Originated and acquired leases with an initial term of 12 months or less are not recognized on the consolidated balance sheet. The expense for these short-term leases is recognized on a straight-line basis over the lease term and is presented as rent in the Company’s consolidated statement of operations.

(o)	Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense was $1,899,201 during the year ended December 31, 2025.

(p)	Debt Issuance Costs and Debt Discount/Premium

Loan costs, which include underwriting, legal, and other direct costs related to the issuance of debt, are deferred and amortized to interest expense over the life of the related debt. Debt issuance costs associated with term debt are presented as a reduction to long-term debt. Debt issuance costs associated with revolving debt arrangements are presented as a component of other noncurrent assets. Debt issuance costs, discounts, and premiums incurred in connection with term debt are amortized on a straight-line basis over the term of the debt, which approximates the effective-interest method. Debt issuance costs incurred in connection with revolving debt arrangements are amortized on a straight-line basis.

(q)	Income Taxes

The Company is a C corporation for tax purposes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss, and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company evaluates uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this evaluation, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

There were no identified uncertain tax positions as of December 31, 2025. Interest and penalties, if any, are recorded by the Company within income tax expense. No interest or penalties were assessed for the year ended December 31, 2025.

(r)	Stock Compensation

The Company recognizes expenses for employee services received in exchange for stock-based compensation. Equity-classified awards are measured at the grant-date fair value of the award. Certain of the Company’s stock-based awards contain performance and service conditions. The Company estimates the requisite service period based on expected and actual outcomes of the related service or performance conditions that affect vesting of the award. Compensation expense from service-based awards with graded vesting features is recognized over the requisite service period using the straight-line attribution method. Compensation expense from service-based awards with immediate vesting is recognized immediately. Compensation expense from performance-based awards that vest subject to continued service and the Company’s achievement of certain performance targets is recognized over the requisite service period using the graded-vesting method and is adjusted for changes to probabilities of achieving performance targets. Forfeitures are recognized as incurred.

(s)	Fair Value Measurements

Fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is determined for assets and liabilities based upon a hierarchy for which those assets and liabilities must be grouped as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Observable inputs based on inputs not quoted on active markets but corroborated by market data

Level 3: Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial assets and liabilities approximate fair value due to their short-term nature or variable interest rates that approximate market interest rates.

(t)	Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(u)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported. Actual results could differ from those estimates. Significant items subject to such estimates include allowances for credit losses, vendor rebates receivable, inventory values, deferred tax asset valuation allowance, useful lives of long-lived assets, fair values of acquired intangible assets, lease terms and lease payments included in the measurement of ROU assets and lease liabilities, fair values of contingent consideration liabilities, stock-based compensation, variable consideration included in revenue, and progress toward satisfaction of performance obligations.

(v)	Risks and Uncertainties

As of December 31, 2025, the Company employed 5,423 full- and part-time employees, including 236 covered by collective bargaining agreements that are scheduled to expire in 2026 and 2030.

(w)	Other Comprehensive Income (Loss)

Other comprehensive income (loss) is composed of certain gains and losses that are excluded from net income under GAAP and instead recorded as a separate element of stockholders’ equity. The Company has not recorded any other comprehensive income (loss) since inception. Comprehensive income was equal to net income for the year ended December 31, 2025.

(x)	Recent Accounting Pronouncements

In December, 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU increases transparency and decision usefulness of income tax disclosures for investors by requiring information to better assess how an entity’s operations and related tax risks and tax planning and operational opportunities affect its tax rate and prospects for future cash flows. The standard requires entities to provide enhanced disclosures related to the income tax rate reconciliation and income taxes paid. The standard is effective for all entities that are subject to Topic 740, Income Taxes, for annual periods beginning after December 15, 2024. The Company adopted the standard as of January 1, 2025 and incorporated the required disclosures (Note 15).

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The ASU requires disclosure of disaggregated information about certain financial statement costs and expenses into prescribed natural expense categories and other related disclosures. The standard may be applied prospectively or retrospectively and is effective in annual reporting periods beginning after December 15, 2026 with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU provides a practical expedient to assume that current conditions as of the balance sheet date will persist through the reasonable and supportable forecast period when estimating credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC Topic 606, Revenue from Contracts with Customers. The standard applies prospectively and is effective in annual reporting periods beginning after December 15, 2025 with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(3)	Discontinued Operations

On July 8, 2025, the Company completed the sale of its previously owned and operated kitchen and interiors business to a related party with a minority ownership interest. The historical results of the kitchen and interiors business have been reflected as discontinued operations in the Company’s consolidated financial statements for the period prior to the sale. In connection with the sale, the Company entered into or adopted agreements that provide a framework for the relationship between the Company and the buyer including, but not limited to, the following:

Equity Purchase Agreement – governs the rights and obligations of the parties regarding the sale, including the transfer of assets and assumption of liabilities, and establishes certain rights and obligations between the Company and the buyer following the sale, including procedures with respect to post-closing adjustments to the sale price, and related matters.

Transition Services Agreement – governs services between the Company and the buyer and their respective affiliates for the Company to provide on an interim, transitional basis, various services including, but not limited to, information technology, human resources, treasury, insurance, and mergers and acquisitions support. The services will terminate no later than July 8, 2026, unless extended by mutual agreement.

The agreements do not provide the Company with the ability to influence the operating or financial policies of the buyer subsequent to the sale. During the year ended December 31, 2025, the value of the services provided to the buyer was $2,114,365. Current amounts due to the Company from the buyer as of December 31, 2025 were not material.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The following table provides details about the major classes of line items constituting income from discontinued operations, net of tax, as presented in the accompanying consolidated statement of operations for the year ended December 31, 2025. The results of discontinued operations include an allocation of $8,445,320 of interest expense on corporate debt (Note 10) based on the ratio of the disposal group’s net assets to the Company’s total consolidated net assets:

Revenue	$250,511,630
Cost of revenue	181,114,553
Gross margin	69,397,077
Operating expenses:
Salaries and wages	26,773,506
General, operating, and administrative expenses	15,478,090
Depreciation and amortization	2,707,451
Taxes and benefits	6,079,655
Rent	6,794,731
Gain on disposal of assets	(1,550)
Total operating expenses	57,831,883
Income from operations	11,565,194
Other income (expense):
Interest expense	(8,500,429)
Other income	179,145
Total other income (expense)	(8,321,284)
Net income from discontinued operations before taxes	3,243,910
Gain on sale of discontinued operations, net of tax	67,579,837
Income tax expense	(769,578)
Net income from discontinued operations	$70,054,169

(4)	Acquisition

Total consideration paid for business acquisitions is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Contingent consideration is measured at fair value based on probability-weighted assumptions related to the achievement of contractual provisions. Fair values are determined by management based on information available at the date of acquisition. Intangible assets are primarily valued using the income approach based on a discounted cash flow model for specific assets derived from projections of future revenue, expense, and economic conditions (Level 3).

Goodwill is the excess of the purchase price over those estimated fair values. The estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions that a marketplace participant would use. The estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with corresponding offsets to goodwill. Upon the conclusion of the measurement period or final determination of the estimated fair values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the Company’s consolidated statement of operations. Factors that contribute to the recognition of goodwill may include acquiring a talented workforce, including management experience, customer loyalty, brand reputation, and industry expertise. Goodwill is expected to be fully deductible for tax purposes.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Operating results of acquired businesses are included in the Company’s consolidated results from the date of acquisition. Transaction costs of $2,838,736 were paid by the Company during the year ended December 31, 2025. These costs are included in strategic development expenses on the consolidated statement of operations.

On April 2, 2025, through its wholly owned subsidiary KBP, LLC, the Company acquired all of the outstanding stock of New River Building Supply, Inc., a North Carolina based supplier of high-quality lumber and building materials to professional builders, contractors, and do-it-yourself homeowners. The acquisition was undertaken to expand the Company’s presence in the growing markets of North Carolina and enhance operations through Kodiak’s resources, expertise, and national network. The purchase price consisted of cash consideration of $47,510,600 and contingent consideration of $542,000. The earn-out provision in the arrangement provides for the payment of additional consideration of up to $1,000,000 based on a defined earnings-related target measured over the 12-month period ending April 2, 2026. The purchase price was allocated as follows:

	Useful life
Cash		$240,716
Accounts receivable		5,262,352
Vendor rebates receivable		100,000
Inventory		8,657,402
Prepaid and other assets		92,426
Property and equipment		1,589,377
Operating lease right-of-use assets		589,953
Customer relationships	8	17,690,000
Trade name	10	1,915,000
Noncompete agreements	5	135,000
Goodwill		17,462,057
Accounts payable		(4,274,562)
Accrued expenses		(817,168)
Operating lease liabilities		(589,953)
Total		$48,052,600

The fair value of the acquired assets and assumed liabilities is provisional pending determination of the tax treatment of the transaction as an asset purchase for U.S. federal income tax purposes and receipt of the final valuation report from a third-party valuation expert.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(5)	Credit Losses

Changes in the Company’s allowance for credit losses were as follows:

January 1, 2025	$8,734,392
Current period provision	(1,568,516)
Amounts written off, net of recoveries	32,294
December 31, 2025	$7,198,170

(6)	Property and Equipment

Property and equipment consisted of the following at December 31, 2025:

	Depreciable lives
Equipment and fixtures	3-7 years	$116,598,501
Vehicles	5-7 years	85,901,511
Buildings and improvements	3-40 years	40,278,484
Finance lease right-of-use assets	2-6 years	17,479,008
Technology	2-7 years	7,840,505
Construction in process		6,324,964
		274,422,973
Less accumulated depreciation		(133,979,464)
Property and equipment, net		$140,443,509

(7)	Intangible Assets and Goodwill

Intangible assets consisted of the following at December 31, 2025:

	Gross carrying	Accumulated	Net
	amount	amortization	book value
Customer relationships	$201,468,440	121,266,595	80,201,845
Trade names	90,594,000	60,090,188	30,503,812
Noncompete agreements	1,542,058	777,008	765,050
Intangible assets	$293,604,498	182,133,791	111,470,707

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The weighted average amortization period of intangible assets acquired during the year ended December 31, 2025 was 8.2 years.

Future estimated amortization expense of intangible assets is as follows:

Year Ending December 31:
2026	$24,073,030
2027	20,900,960
2028	15,923,913
2029	14,764,366
2030	13,488,247
Thereafter	22,320,191
$111,470,707

Goodwill of $27,968,096 was derecognized in connection with the disposal of the kitchen and interiors business during the year ended December 31, 2025 (Note 3). Changes in the carrying value of goodwill attributed to continuing operations during the year ended December 31, 2025 were as follows:

January 1, 2025	$231,490,008
Acquisition	17,462,057
Measurement period adjustments	794,382
December 31, 2025	$249,746,447

(8)	Revenue

Revenue by product category consisted of the following for the year ended December 31, 2025:

	Amount	Percentage
Specialty building products and services	$550,646,081	24%
Lumber and wood products	509,885,316	22%
Manufactured components	431,472,452	18%
Doors and millwork	310,885,357	13%
Steel	262,115,270	11%
Windows	144,016,773	6%
Wallboard and interior construction	128,793,788	6%
Revenue	$2,337,815,037	100%

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(9)	Accrued Expenses

Accrued expenses consisted of the following at December 31, 2025:

Accrued salaries and wages	$29,048,354
Operating lease liabilities	27,163,787
Other accrued liabilities	10,195,274
Accrued employee benefits	8,436,225
Sales tax payable	7,493,403
Accrued interest	338,838
Accrued expenses	$82,675,881

(10)	Debt

Credit Facilities

In December 2024, the Company entered into a new syndicated, secured debt financing arrangement (“2031 Term Loan Agreement”) in the form of a $1,640,000,000, 7-year term loan (“2031 Term Loan”). In connection with the 2031 Term Loan issuance, the Company also amended the terms of its existing syndicated, asset-based lending credit facility (“ABL Credit Agreement”) to extend the maturity to December 4, 2029. The 2031 Term Loan Agreement provides for the Company to request incremental commitments for amounts based, in part, on future operating results and the maintenance of an overall maximum leverage ratio, as defined.

Borrowings under the 2031 Term Loan bear interest at variable rates, at the Company’s designation, at either 1) the designated term SOFR plus 3.75% or 2) an alternate daily Base Rate (the greater of the prime rate, the federal funds rate plus 0.50%, or the one-month term SOFR plus 1.0%) plus 2.75%, subject to a floor of 0.00%. Interest is payable no less than quarterly. The interest rate in effect on the 2031 Term Loan at December 31, 2025 was 7.47%.

Beginning on June 30, 2025, the Company began making minimum quarterly principal payments on 2031 Term Loan borrowings of $4,100,000. Remaining unpaid balances are due on the maturity date of December 4, 2031. Beginning in 2026, additional annual mandatory principal payments are required to the extent that Excess Cash Flow, as defined in the 2031 Term Loan Agreement, are generated in the preceding calendar year. Voluntary repurchases and prepayments reduce the Company’s obligation to make mandatory principal prepayments under the Excess Cash Flow provision. The 2031 Term Loan Agreement further provides for partial mandatory prepayments to the extent certain contractually defined events occur. No amounts were due under the mandatory prepayment provisions at December 31, 2025. The 2031 Term Loan may be prepaid at the Company’s option without penalty. On July 25, 2025, the Company utilized net cash proceeds from the sale of its kitchen and interiors business unit (Note 3) to voluntarily prepay $145,000,000 in principal on the 2031 Term Loan. The July 2025 prepayment was a partial extinguishment under which the Company recognized a loss on extinguishment of $1,644,909, associated with the write-off of associated unaccreted original issue discount and unamortized debt issuance costs. The loss is classified as interest expense in the accompanying consolidated statement of operations.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The ABL Credit Agreement provides for revolving loan commitments (“ABL Revolver”) of up to $350,000,000, including up to $5,000,000 of swingline loans, and available letters of credit of up to $35,000,000. Borrowing availability is based on a percentage of the value of certain assets securing the Company’s obligations, reduced by outstanding letters of credit and borrowings. The ABL Credit Agreement provides for incremental commitments for amounts based, in part, on future operating results and the maintenance of an overall maximum leverage ratio, as defined. ABL Revolver borrowings bear variable interest, at the Company’s designation, at either 1) the designated term SOFR based on the applicable interest period plus 0.10% (“ABL Term SOFR”) plus 1.00%, plus a margin of 1.50% to 2.00% based on Quarterly Average Excess Availability, as defined or 2) the base rate (the greater of the prime rate, the federal funds rate plus 0.50%, or the 1-month ABL Term SOFR, subject to a floor of 1.00%, plus 1.00%, plus a margin of 0.50% to 1.00% based on Quarterly Average Excess Availability, as defined). Swingline loans bear interest solely under the base rate. The Company incurs unused commitment fees on the ABL Credit Facility based on utilization ranging from 0.250% to 0.375%. Interest and fees are payable no less than quarterly with all accrued unpaid interest and outstanding principal amounts due in full at maturity on December 4, 2029. As of December 31, 2025, the Company had $13,642,568 in outstanding letters of credit. There was no outstanding revolving loan or swingline loan balance. As of December 31, 2025, availability under the ABL Credit Agreement was $336,357,432.

All of the obligations under the 2031 Notes and ABL Credit Agreement are guaranteed jointly and severally by all of the Company’s existing restricted subsidiaries and will be guaranteed by the Company’s future restricted subsidiaries. Additionally, all obligations under the 2031 Term Loan Agreement and ABL Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the assets of the Company and the guarantors, subject to certain exceptions and permitted liens, including a prioritized security interest in substantially all current assets that constitute ABL Priority Collateral and a prioritized security interest in substantially all non-current assets that constitute the Term Loan Priority Collateral, as respectively defined in the Intercreditor Agreement among the 2031 Term Loan Agreement and ABL Credit Agreement lenders.

The 2031 Term Loan Agreement and ABL Credit Agreement facilities contain restrictive covenants which, among other things, limit the Company’s ability to incur additional indebtedness, incur liens, engage in mergers or other fundamental changes, sell certain assets, pay dividends, make acquisitions or investments, prepay certain indebtedness, change the nature of the business, and engage in certain transactions with affiliates. In addition, the ABL Credit Agreement facility also contains a financial covenant requiring the satisfaction of a minimum fixed charge ratio of 1.00 to 1.00 if excess availability falls below the greater of $31,500,000 or 10% of the maximum borrowing amount, which was $350,000,000 as of December 31, 2025.

Notes Payable

The Company has issued a note payable financing property and equipment. The property and equipment note is secured by the assets financed.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Long-term debt consisted of the following at December 31, 2025:

2031 Term Loan	$1,486,800,000
Notes payable	427,255
Finance lease obligations (Note 11)	9,850,237
1,497,077,492
Less unamortized debt discount/premium and debt issuance costs	(15,762,936)
Less current maturities of long-term debt and lease obligations	(18,485,524)
Long-term debt, net of current maturities, discounts, and issuance costs	1,462,829,032

Future maturities of long-term debt as of December 31, 2025 were as follows:

	2031
	Term Loan	Notes Payable	Total
Year Ending December 31:
2026	$16,400,000	427,255	$16,827,255
2027	16,400,000	—	16,400,000
2028	16,400,000	—	16,400,000
2029	16,400,000	—	16,400,000
2030	16,400,000	—	16,400,000
Thereafter	1,404,800,000	—	1,404,800,000
Long-term debt	$1,486,800,000	$427,255	$1,487,227,255

(11)	Leases

As of December 31, 2025, the Company is obligated under finance leases covering certain office and field equipment and vehicles with remaining lease terms that begin to expire in January 2026 and periodically expire through September 2035.

The Company is also obligated under noncancellable operating leases, primarily for real estate, with remaining lease terms that begin to expire in December 2026 and periodically expire through September 2035. These leases frequently contain renewal options for periods ranging from 1 to 10 years. Because the Company is generally not reasonably certain to exercise these renewal options, such options are not included in the lease term, and associated potential option payments are excluded from lease payments.

Payments due under lease contracts include fixed payments, plus for many of the Company’s leases, variable payments based on variable rates, including but not limited to, property taxes, insurance, common area maintenance, and mileage. For equipment leases, maintenance services are often provided by the lessor at a fixed cost and are included in the fixed lease payments.

The Company’s leases generally do not include any material residual value guarantees or restrictive financial or other covenants.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Amounts reported on the consolidated balance sheet were as follows at December 31, 2025:

Operating leases:
Operating lease right-of-use assets	$166,725,885
Current operating lease liabilities (included in accrued expenses)	27,163,787
Non-current operating lease liabilities	149,745,192
Total operating lease liabilities	$176,908,979
Finance leases:
Property and equipment	$17,479,008
Accumulated amortization	(6,225,874)
Property and equipment, net	$11,253,134
Current portion of finance lease obligations (included in current portion of long-term debt)	$1,658,269
Long-term portion of finance lease obligations (included in long-term debt)	8,191,968
Total finance lease liabilities	$9,850,237

The components of total lease cost were as follows for the year ended December 31, 2025:

Operating lease cost	$35,909,110
Finance lease cost:
Amortization of right-of-use assets	2,239,880
Interest on lease liabilities	1,223,323
Total finance lease cost	3,463,203
Variable and short-term lease cost	3,620,337
Total lease cost	$42,992,650

Other information related to leases at December 31, 2025 was as follows:

Weighted average remaining lease term:
Operating leases	9.22 years
Finance leases	4.55 years
Weighted average discount rate:
Operating leases	5.17%
Finance leases	12.37%

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Maturities of lease liabilities under noncancellable leases as of December 31, 2025 were as follows:

	Operating	Finance
	leases	leases
Year Ending December 31:
2026	$35,521,793	3,081,060
2027	31,740,507	2,879,784
2028	24,753,490	2,811,011
2029	20,476,896	2,383,940
2030	16,409,998	1,032,421
Thereafter	92,367,366	852,474
Total undiscounted lease payments	221,270,050	13,040,690
Less imputed interest	(44,361,071)	(3,190,453)
Total lease liabilities	$176,908,979	9,850,237

Cash paid for amounts included in the measurement of lease liabilities was as follows during the year ended December 31, 2025:

Operating cash flow from operating leases	$34,604,450
Operating cash flow from finance leases	1,223,323
Financing cash flow from finance leases	2,239,880

(12)	Equity

Under its Amended Certificate of Incorporation, the Company is authorized to issue 36,332 shares of common stock consisting of 18,800 shares of Class L common stock (“Class L”) and 17,532 shares of Class A common stock (“Class A”) as of the date the financial statements were available to be issued. Both classes of stock have a par value of $0.01 per share. Class L provides for a yield that accrues daily at a rate of 10% annually, compounded on a semiannual basis, applied to a $10,000 per share priority amount plus unpaid Class L yield and has certain preferential rights with respect to distributions, including a liquidity event as defined in the Company’s Amended and Restated Certificate of Incorporation. In the event of a distribution, the holders of Class L are first entitled to receive amounts equaling any accrued and unpaid yield on a pro rata basis based on the number of Class L shares. After the required amount for any accrued and unpaid Class L yield, holders of Class L are further entitled an amount equal to the aggregate unreturned $10,000 per share priority amount on a pro rata basis based on the number of Class L shares. During the year ended December 31, 2021, the Company paid Class L dividends in full satisfaction of Class L yield and Class L priority amounts. The Company has not subsequently issued any additional shares of Class L. Accordingly, as of December 31, 2025 all Class L yield and Class L priority amounts were fully returned. Upon settlement of Class L yield and Class L priority amounts, holders of both classes of common stock receive any remaining distributions on a pro rata basis. Excepting the majority investor, holders of Class L and Class A are subject to transfer restrictions.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

In general, with respect to voting rights, holders of Class L and Class A vote together as a single class for all purposes, including election of the board of directors. Upon the consummation of an initial public offering, or at any time, at the option of the board of directors and upon approval of the holders of a majority of the outstanding common stock, Class L may be converted to Class A at a 1:1 conversion ratio adjusted for any unpaid Class L yield and any unreturned Class L priority amount.

Designated shares of Class A held by members of management are subject to vesting and may be repurchased at the Company’s option upon the holder’s termination of employment with the Company generally at fair market value and cost for vested shares and unvested shares, respectively. As of December 31, 2025, 896 Class A outstanding shares were subject to the contingent repurchase option, all of which were vested. No shares were redeemable at December 31, 2025.

The payment of any cash dividends in the future is at the discretion of the Company’s board of directors, subject to applicable laws, and will depend on a number of factors including results of operations, financial condition, capital requirements, contractual restrictions, and other relevant factors.

(13)	Stock Compensation

The Company’s board of directors administers a nonqualified equity incentive plan (the “Equity Incentive Plan”) for key employees under which the board of directors may grant options to purchase up to 456.02 Class A common shares of the Company. The exercise price of each stock option equals the fair value of the Company’s stock on the date of grant and has a maximum contractual term of 10 years. Shares of common stock available under the Equity Incentive Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as determined by the board of directors. Service-based options generally cliff vest over a period of four to five years. Certain options are subject to performance vesting conditions in addition to service vesting. Vested options become exercisable on the earliest to occur of a separation of service or 10 years following the vesting commencement date and are immediately redeemable upon a change of control. Certain outstanding and unvested options vest immediately upon a change of control as long as the recipient remains continuously employed by the Company through the consummation thereof.

On July 8, 2025, in connection with the disposal of the Company’s kitchen and interiors business unit (Note 3), the Company modified 63.920 outstanding stock option awards held by employees who were terminated by the Company and were subsequently employed by the buyer. The board of directors approved a modification to extend the exercise period associated with vested options held by the affected employees to align with each grantee’s continued employment with the buyer rather than the standard 60-day post-termination period and to allow for the affected employees to continue vesting in unvested options based on their continued service with the buyer or its affiliates. Under the modified terms, vested options will remain exercisable on the earliest to occur of a separation of service from the buyer or its affiliates or 10 years following the vesting commencement date and will remain immediately redeemable upon a Kodiak change of control. Application of modification accounting, which contemplates the fair value of awards both before and after a modification, resulted in aggregate incremental non-cash stock option expense associated with the modification of $68,035 measured on the modification date and recognized as an expense within discontinued operations in the accompanying consolidated statement of operations. As of December 31, 2025, 63.920 options remain outstanding under these modified terms, 60.220 of which are vested.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The following table presents the activity for options outstanding and weighted average exercise price:

	Non-qualified
	stock options	Exercise price
Outstanding - January 1, 2025	443.709	$23,668
Granted	15.000	68,000
Forfeited	(10.300)	71,730
Canceled	(12.874)	24,912
Exercised	(6.760)	4,557
Outstanding - December 31, 2025	428.775	$24,328

At December 31, 2025, 0.200 options with a weighted average exercise price of $88,191 and a weighted average remaining contractual term of 8.55 years were exercisable. As of December 31, 2025, the weighted average remaining contractual term on options outstanding was 4.82 years.

The fair value of options granted was estimated on the date of grant using a Black Scholes option valuation model. Because the Company’s stock is not publicly traded and its stock is rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The assumptions used in determining the value of options granted were as follows during the year ended December 31, 2025:

Class A per share value	$68,000
Expected term (years)	1.55 - 3.81
Expected volatility	38.68% - 39.29%
Risk-free interest rate	3.83% - 3.87%
Per share fair value of options granted	$14,829 - $23,608

The total fair value of options vested during the year ended December 31, 2025 was $983,980.

The following table presents the status of and changes in nonvested options:

		Weighted
		average
	Non-qualified	grant date fair
	stock options	value
Nonvested – January 1, 2025	93.588	$19,496
Granted	15.000	19,219
Vested	(53.488)	18,396
Forfeited	(10.300)	20,003
Nonvested – December 31, 2025	44.800	$20,600

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Compensation expense is recorded in salaries and wages in the accompanying consolidated statement of operations. As of December 31, 2025, there was $612,487 of total unrecognized compensation cost related to outstanding options. This cost is expected to be recognized over a weighted average period of 1.87 years. Total unrecognized compensation expense is subject to future adjustments for forfeitures.

(14)	Fair Value Measurements

The financial liabilities that are measured and recorded at estimated fair value on a recurring basis consist of contingent consideration associated with business acquisitions. Reported fair values of financial liabilities, classified as Level 3 within the fair value hierarchy were as follows at December 31, 2025:

Contingent consideration	$130,000
$130,000

The fair values of the Company’s Level 3 contingent consideration liabilities are determined using a Monte Carlo simulation model based on significant inputs not observable in the market, Level 3 inputs. The valuation model requires inputs including contractual terms, discount rates, EBITDA volatilities, and probabilities of achievement of contractual provisions. The fair value of contingent consideration arrangements is sensitive to changes in forecasts of earnings and discount rates. The fair value is reassessed at each reporting date based on assumptions in the Company’s most recent projections and input from management.

The fair value of Level 3 contingent consideration at December 31, 2025 was based on the assumptions summarized below. Because the Company’s stock is not publicly traded and its stock is rarely traded privately, expected volatility estimates are derived based on the average historical volatility of similar entities with publicly traded shares.

EBITDA growth rate	-82.25% - 142.61%
Expected EBITDA volatility	33.00% - 37.00%
EBITDA discount rate	10.90% - 12.70%
Discount rate to payment	7.75%-7.76%
Payment cap	$14,500,000
Expected final payment period remaining (in years)	0.61 - 2.25

A reconciliation of the changes in Level 3 fair value measurements is as follows:

Contingent
consideration
January 1, 2025	$2,712,166
Acquisitions	542,000
Fair value adjustments	(1,476,000)
Payments of contingent consideration	(1,648,166)
December 31, 2025	$130,000

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(15)	Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse.

All net income from continuing operations before income taxes was generated in the United States during the year ended December 31, 2025. The provision for income taxes from continuing operations consisted of the following for the year ended December 31, 2025:

Current income tax expense (benefit)
Federal	$14,414,289
State and local	5,228,677
Total current income tax expense	19,642,966
Deferred income tax expense (benefit)
Federal	(13,885,202)
State and local	(3,576,543)
Total deferred income tax benefit	(17,461,745)
Total income tax expense	$2,181,221

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

Significant components of the Company’s net deferred tax assets and liabilities were as follows at December 31, 2025:

Deferred tax assets:
Operating lease liabilities	$46,752,355
Disallowed interest expense	20,167,026
Intangible assets	5,478,479
Inventory valuation	1,905,766
Capitalized inventory	1,866,523
Allowance for credit losses	1,802,817
Accrued expenses	1,460,058
Stock compensation	1,140,191
Net operating losses	215,151
Deferred tax assets	80,788,366
Deferred tax liabilities:
Operating lease right-of-use assets	(41,738,689)
Property and equipment	(24,588,778)
Deferred tax liabilities	(66,327,467)
Net deferred tax asset	$14,460,899

As of December 31, 2025, the Company has no U.S. federal net operating loss and has state net operating losses of $3,565,711 that begin to expire in 2038.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities (including the effect in available carryback and carryforward periods), projected taxable income, and tax-planning strategies in this assessment. In order to fully realize the deferred tax asset, the Company has considered the reversal of its deferred tax liabilities. On the basis of this evaluation, the Company has not recorded a valuation allowance as of December 31, 2025.

On July 4, 2025, the One Big Beautiful Bill Act ("OBBBA") was signed into law. The OBBBA makes permanent or introduces certain changes to the Internal Revenue Code, including 100% bonus depreciation, the deductibility of interest expense, and expensing domestic research costs. ASC 740, Income Taxes, requires that the effect of changes in tax rates and laws be recognized in the period in which the legislation is enacted. The impact of this change is primarily a reclassification from current to deferred taxes.

The Company’s effective income tax rate differs from the statutory U.S. federal tax rate for the year ended December 31, 2025 due to state taxes, nondeductible items, and prior year adjustments.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

The following is a reconciliation of the statutory U.S. federal income tax rate applied to pretax accounting net income from continuing operations compared to the income taxes in the consolidated statement of operations for the year ended December 31, 2025:

	Amount	Percentage
Income tax expense at the U.S. federal statutory rate	$333,741	21%
State and local income taxes, net of federal tax benefit [1]	465,761	29%
Foreign tax effects	—	0%
Effect of changes in tax laws or rates enacted in the current period	24,712	2%
Effect of cross-border tax laws	—	0%
Tax credits	—	0%
Changes in valuation allowances	—	0%
Nontaxable or nondeductible items:
Meals and entertainment	696,161	44%
Stock-based compensation	(118,746)	-7%
Other	(21,627)	-1%
Change in unrecognized tax benefits	—	0%
Other adjustments:
Prior year federal payable adjustments	526,244	33%
Prior year state payable adjustments	582,394	37%
Prior year deferred adjustments	(307,419)	-19%
Total income tax expense	$2,181,221	139%

[1] State taxes in Florida, Illinois, Massachusetts, Minnesota, and Texas during the year ended December 31, 2025 represented the majority (greater than 50%) of the tax effect within this category.

Cash paid for income taxes, net of refunds, was composed of the following during the year ended December 31, 2025:

U.S. federal	$22,300,000
State*	7,265,809
Total cash paid for income taxes, net of refunds	$29,565,809

* No individual jurisdictions met the 5% disaggregation threshold.

The Company had no uncertain tax positions as of December 31, 2025 or during the year ended December 31, 2025. Additionally, the Company does not expect significant changes to the total amount of unrecognized tax benefits within the next 12 months.

The statute of limitations on Internal Revenue Service examinations has expired for all years prior to 2022. State income tax returns are generally subject to examination for a period of three to four years after the return.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(16)	Contingencies

Litigation

In the normal course of business, the Company may be party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that the outcome of such matters will not have a significant effect on the Company’s consolidated financial position or results of operations.

Change of Control Bonuses

In connection with anti-dilution protection provided to certain stock option holders as a result of historical equity restructuring events, the Company may be required to make cash payments upon a change of control, provided that the recipients remain continuously employed by the Company through the consummation thereof. Contingent bonuses expire based on the normal expiration date of the associated stock options.

Concurrent with the July 8, 2025 stock option modification (Note 13) related to the disposal of the Company’s kitchen and interiors business unit (Note 3), the Company modified outstanding change of control bonus awards valued at $4,760,606 held by employees who were terminated by the Company and were subsequently employed by the buyer. The board of directors approved a modification to provide for continued vesting of the contingent bonus awards held by the affected employees to align with each grantee’s continued employment with the buyer or its affiliates and to allow for payment of the awards to be triggered either by a Kodiak change in control or a change in control of the buyer’s ultimate parent. All of the modified awards remained outstanding at December 31, 2025.

At December 31, 2025, the maximum payment obligation for all outstanding contingent bonus awards was $30,375,814. At December 31, 2025, the weighted average remaining contractual term on contingent bonus awards was 4.16 years. Contingent bonuses will be accrued upon the occurrence of a triggering change of control transaction.

(17)	Related Party Transactions

Employee Loans

The Company makes short-term loans to employees on a discretionary basis. As determined by management, loans to employees are made on substantially the same terms, including interest rates and collateral, as those terms prevailing at the time for comparable loans with persons not related to the lender that do not involve more than the normal risk of collectability. Outstanding amounts receivable from employees at December 31, 2025 were $930,512, the majority of which was due from an officer of the Company. The amounts are presented as a component of prepaid and other assets on the accompanying consolidated balance sheet. There were no past-due employee receivables as of December 31, 2025.

(18)	Employee Benefit Plan

The Company sponsors a 401(k) Plan (the “Plan”) for the combined benefit of all eligible employees. The Plan allows qualified employees to make voluntary contributions from gross wages. The Company makes matching contributions according to the Plan document. Matching contributions during the year ended December 31, 2025 were $5,202,127.

KODIAK BUILDING PARTNERS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2025

(19)	Subsequent Events

The Company has evaluated all subsequent events through February 18, 2026, which is the date the consolidated financial statements were available to be issued.

On February 10, 2026, the Company entered into a definitive agreement to be acquired by QXO, Inc. Under the terms of the agreement, QXO, Inc. will acquire all of the outstanding stock of the Company for aggregate consideration of approximately $2,000,000,000 in cash and 13,157,895 shares of stock, subject to customary working capital and other adjustments. The transaction is subject to approval by the Company’s shareholders and is expected to close in the second calendar quarter of 2026, subject to closing conditions. There can be no assurance that the transaction will be completed on the anticipated timeline or at all.